UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 8, 2012

ALLIED HEALTHCARE PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19266	25-1370721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1720 Sublette Avenue, St. Louis, Missouri (Address of principal executive offices)	63110 (Zip Code)

Registrant’s telephone number, including area code

(314) 771-2400

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 8, 2012, Allied Healthcare Products, Inc. (“Allied”) and Armstrong Medical Limited (“Armstrong”) entered into an agreement to settle outstanding litigation between the parties over a patent held by Armstrong concerning carbon dioxide absorbents for use in anesthesiology.

Under the terms of the settlement agreement, Allied and Armstrong agreed to mutually dismiss a pending declaratory judgment action in the U.S. District Court in for the Eastern District of Missouri regarding the Armstrong patent. In connection with the settlement agreement, Allied will receive broad, perpetual license rights under the Armstrong patent pursuant to a license agreement. In consideration for the settlement agreement, Allied agreed to pay an aggregate of $275,000.00 to Armstrong. The parties agreed that the settlement was intended solely as a compromise of disputed claims, and was not to be understood as a concession or determination that either party has engaged in any wrongdoing.

Further information regarding the disputes between Allied and Armstrong that were resolved pursuant to the settlement agreement is set forth in Note 4: Commitments and Contingencies, in the Notes to Consolidated Financial Statements on Allied’s Form 10-Q for the quarter ending March 31, 2012, filed on May 10, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

.	ALLIED HEALTHCARE PRODUCTS, INC

By:

Date: June 13, 2012		/s/ Daniel C. Dunn
Daniel C. Dunn
Chief Financial Officer